NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
OF
CROSS BORDER RESOURCES, INC.
A Nevada Corporation

THIS NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”) is made between CROSS BORDER RESOURCES, INC., a Nevada corporation (hereinafter referred to as the "Company"), and EVERETT WILLARD “WILL” GRAY II (hereinafter referred to as the “Optionee”), an executive of the Company, effective as of the 31st day of January, 2011 (the “Grant Date”).

The Options described below are being granted in connection with Optionee’s Employment Agreement dated January 31, 2011 (the “Employment Agreement”).

1.           Options Granted.

The Company hereby grants the Optionee non-qualified stock options (the “Options”) to purchase Six Hundred Fifty Thousand (650,000) shares of the Company’s Common Stock at the purchase prices per share set out below for a term commencing on the vesting dates set out below (the “Vesting Date”) and expiring at 5:00 pm (Pacific Time) on the expiration dates set out below (the “Expiration Date”), subject to termination as set forth herein.

Subject to a vote of a majority of the members of the Compensation Committee of the Company’s Board of Directors, or if there are no active members of the Compensation Committee, a majority of the Company’s Board of Directors not including the Optionee, determining that the Optionee has, from the Grant Date to the respective vesting dates set out below, reasonably fulfilled his duties and obligations as a director of the Company, the Options will vest on the following schedule:

Number of Options to Vest	Purchase Price Per Share	Vesting Date	Expiration Date
300,000	$4.80	January 31, 2011	January 30, 2016
125,000	$5.28	January 31, 2012	January 30, 2017
125,000	$5.80	January 31, 2013	January 30, 2018
100,000	$6.38	January 31, 2014	January 30, 2019

No Option may be exercised unless the Option has vested.  The vesting of all Options will be cumulative.  All Options which have not vested will terminate on the date of termination of the Options in accordance with this Agreement.

2.           Method of Exercise.  These Options may be exercised to the extent they have vested (and have not yet been forfeited or terminated) by delivering written notice to the Company at its principal place of business, stating the number of shares for which the Option is being exercised. The notice must be accompanied by a check or other methods of payment acceptable to the Plan Administrator for the amount of the purchase price, and comply with all the requirements of the Company’s Amended and Restated 2009 Stock Incentive Plan dated July 28, 2010, a copy of which has been provided to the Optionee.

3.           Capital Adjustments.  The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to: (1) make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business;  (2) enter into any merger or consolidation; (3) issue any bonds, debentures, preferred or prior preference stocks ahead of or affecting the common stock or the rights thereof, (4) issue any securities convertible into any common stock, (5) issue any rights, options, or warrants to purchase any common stock, (6) dissolve or liquidate the Company, (7) sell or transfer all or any part of its assets or business, or (8) take any other corporate act or proceedings, whether of a similar character or otherwise.

4.           Adjustments for Reorganizations and Recapitalizations.  If there shall, prior to the exercise of any of the Options provided for by this Agreement, be any stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders (other than a normal cash dividend) or other change in the Company’s corporate or capital structure that results in (a) the Company’s outstanding shares of common stock (or any securities exchanged therefore or received in their place) being exchanged for a different number or kind of securities of the Company or any other corporation, or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of the Company’s common stock, then there shall automatically be an adjustment in either the number of shares which may be purchased pursuant hereto, the type of shares which may be purchased pursuant hereto or the price at which such shares may be purchased, or any combination thereof, so that the rights evidenced hereby shall thereafter as reasonably as possible be equivalent to those originally granted hereby.  The Company shall have the sole and exclusive power to make such adjustments as it considers necessary and desirable.

5.           Transfer of the Options.  During the Optionee's lifetime, the Options shall be exercisable only by the Optionee. The Options shall not be transferable by the Optionee other than by the laws of descent and distribution upon the Optionee's death. In the event of the Optionee's death during the term of this Agreement, the Optionee's personal representatives may exercise any portion of the Options that remains vested and unexercised at the time of the Optionee's death, provided that any such exercise must be made, if at all, during the period within six (6) months after the Optionee's death, and subject to the Option termination date specified in Section 7.

6.           Corporate Transaction.  Notwithstanding any other provision in this Agreement to the contrary, all unvested Options outstanding under this Agreement shall immediately vest and become exercisable upon the occurrence of a Corporate Transaction (as that term is defined in the Optionee’s Employment Agreement) and Optionee’s employment with the Company is terminated within twelve (12) months thereafter other than for Cause by the Company or without Good Reason by Optionee (as such terms are defined in the Optionee’s Employment Agreement).

7.           Termination of Option.

(a)	The Optionee’s right to exercise any Options that have vested and are exercisable shall terminate on the earliest of the following dates:

(i)	The Expiration Date; or

(ii)	In the event of the termination of the Optionee’s Employment Agreement for Cause or without Good Reason (as such terms are defined in Optionee’s Employment Agreement).

(iii)	The date which is six (6) months from the date of the Optionee’s death.

8.           Rights as Shareholder.  The Optionee will not be deemed to be a holder of any shares pursuant to the exercise of these Options until he or she pays the Option price and a stock certificate is delivered to him or her for those shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date the stock certificate is delivered.

9.           Integration with the Company’s Amended and Restated 2009 Stock Incentive Plan.  All of the terms and conditions of the Company’s Amended and Restated 2009 Stock Incentive Plan, a copy of which has been provided to the Optionee, are specifically made a part of this Agreement and shall control with regard to the interpretation or construction of any provision that is inconsistent herewith.  This Agreement will be governed by and construed in accordance with the laws of the State of Nevada.

10.          Withholding Taxes.  The Optionee authorizes the Company to withhold from any payments due to the Optionee by the Company, whether pursuant to this Agreement or otherwise, any amounts required to be withheld and remitted by the Company on account of any income and employment taxes resulting from this Agreement.

11.          Miscellaneous.

(a)
Any notice required or permitted to be given under this Agreement shall be in writing and may be delivered personally or by fax, or by prepaid registered post addressed to the parties at such address of which notice may be given by either of such parties.  Any notice shall be deemed to have been received, if personally delivered or by fax, on the date of delivery, and, if mailed as aforesaid, then on the fifth business day after and excluding the day of mailing.

(b)
This agreement and the rights and obligations and relations of the parties shall be governed by and construed in accordance with the laws of the State of Nevada and the federal laws of the United States applicable therein (but without giving effect to any conflict of laws rules). The parties agree that the courts of the State of Nevada shall have jurisdiction to entertain any action or other legal proceedings based on any provisions of this agreement. Each party attorns to the jurisdiction of the courts of the State of Nevada.

(c)	Time shall be of the essence of this agreement and of every part of it and no extension or variation of this agreement shall operate as a waiver of this provision.

(d)	This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

[signature page attached]

IN WITNESS WHEREOF, the parties hereto have executed this NON-QUALIFIED STOCK OPTION AWARD AGREEMENT as of the 31st day of January, 2011.

CROSS BORDER RESOURCES, INC.

	By:	/s/ Lawrence J. Risley
Lawrence J. Risley
President and COO

OPTIONEE

/s/ Everett Willard “Will” Gray
EVERETT WILLARD “WILL” GRAY II

650,000
AGGREGATE NUMBER OF OPTIONS